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                                                                   EXHIBIT 11.1

            STATEMENT RE:  COMPUTATION OF EARNINGS (LOSS) PER SHARE
                   (in thousands, except per share amounts)


                                                     YEARS ENDED                    NINE MONTHS
                                                     DECEMBER 31,                ENDED SEPTEMBER 30,
                                                ----------------------------------------------------
                                                1994      1995      1996           1996       1997
                                                ----      ----      ----           ----       ----
Primary Earnings (Loss) Per Share
-----------------------------------
Weighted average common shares
 outstanding during the period...............  7,800     7,800      7,800         7,800      7,800

Adjustment for effect of
 outstanding stock options in accordance
 with staff accounting bulletin No. 83.......    265       265        265           265        265

Adjustment for dilutive effect of
 outstanding stock options...................    --        --         --            --         --

Weighted average common and common
 stock equivalent shares used for
 primary earnings (loss) per share...........  8,065     8,065      8,065         8,065      8,065
                                              ------   -------    -------       -------    -------
                                              ------   -------    -------       -------    -------

Net income (loss)............................  1,040    (1,290)    (3,682)       (2,996)    (1,286)
                                              ------   -------    -------       -------    -------
                                              ------   -------    -------       -------    -------

Net income (loss) per share.................. $ 0.13   $ (0.16)   $ (0.46)      $ (0.37)   $ (0.16)
                                              ------   -------    -------       -------    -------
                                              ------   -------    -------       -------    -------

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Note: Fully diluted earnings (loss) per share is not presented separately herein or on the face of the Statement of Operations as the dilution of the outstanding stock options does not differ materially.